EXHIBIT 3.4

                                    BYLAWS
                                      OF
                      WISCONSIN POWER AND LIGHT COMPANY
                        Effective as of March 15, 2000


                                  ARTICLE I
                                   OFFICES

      Section 1.1 PRINCIPAL AND BUSINESS OFFICES. - The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      Section 1.2 REGISTERED OFFICE. - The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                                  ARTICLE II
                                     SEAL

      Section 2.1 CORPORATE  SEAL. - The corporate  seal shall have  inscribed thereon the name of the Corporation and the words "CORPORATE SEAL, WISCONSIN." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

                                 ARTICLE III
                                 SHAREOWNERS

      Section 3.1. ANNUAL MEETING. - The Annual Meeting of Shareowners shall be held at such date and time as the Board of Directors may determine. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place for the Annual Meeting. If no designation is made, the place of the Annual Meeting shall be the principal office of the Corporation. The Annual Meeting shall be held for the purposes of electing Directors and of transacting such other business as may properly come before the meeting.

      Section 3.2 SPECIAL MEETINGS. - Special Meetings of the Shareowners may be called by the Board of Directors or the Chief Executive Officer. The Corporation shall call a Special Meeting of Shareowners in the event that the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue request a special meeting be held.

      Section 3.3 NOTICE OF MEETINGS - WAIVER. - Notice of the time and place of each Annual or Special Meeting of Shareowners shall be sent by mail to the recorded address of each shareowner not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except in cases where other special method of notice may be required by statute, in which case the statutory method shall be followed. For purposes of this Section 3.3, notice by "electronic transmission" (as such term is defined in Section 180.0103(7m) of the Wisconsin Business Corporation Law") shall be deemed to constitute written notice. Written notice pursuant to this Section 3.3 shall be deemed to be effective (a) when mailed, if mailed postpaid and addressed to the shareowner's address shown in the Corporation's current record of shareowners or (b) when electronically transmitted to the shareowner in a manner authorized by the shareowner. The notice of a Special Meeting shall state the purpose of the meeting. If an Annual or Special Meeting of shareowners is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareowners as of the new record date. Notice of any meeting of the shareowners may be waived by any shareowner

      Section 3.4 FIXING OF RECORD DATE. - For the purpose of determining shareowners entitled to notice of, or to vote at, any meeting of shareowners, or at any adjournment thereof, or shareowners entitled to receive payment of any dividend, or in order to make a determination of shareowners for any other lawful action, the Board of Directors may fix, in advance, a record date for such determination of shareowners. Such date in case of a meeting of shareowners or other lawful action shall not be more than seventy (70) days prior to the date of such meeting or lawful action. If no record date is fixed by the Board of Directors or by statute for the determination of shareowners entitled to demand a special meeting as contemplated in Section
3.2 hereof, the record date shall be the date that the first shareowner signs the demand. When a determination of shareowners entitled to vote at any meeting of shareowners has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting in which event the Board of Directors must fix a new record date.

      Section 3.5 SHAREOWNER LIST. - The Corporation shall have available, beginning two (2) days after the notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, a complete record of each shareowner entitled to vote at such meeting, or any adjournment thereof, showing the address of and number of shares held by each shareowner. The shareowner list shall be available for inspection by any shareowner during normal business hours at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareowners' list available at the meeting and any shareowner or his agent or attorney may inspect the list at any time the meeting or any adjournment thereof.

      Section 3.6 QUORUM AND VOTING REQUIREMENTS. - Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation's Articles of Incorporation, any Bylaw adopted under authority granted in the Articles of Incorporation or statute requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 3.7 CONDUCT OF MEETING. - The Chairperson of the Board shall preside at each meeting of shareowners. In the absence of the Chairperson of the Board, such persons, in the following order, shall act as chair of the meeting; the Vice Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Director in attendance with the longest tenure in that office. The Secretary, or if absent, an Assistant Secretary, of the Company shall act as Secretary of each shareowner.

      Section 3.8 PROXIES. - At any Annual Meeting or Special Meeting, a shareowner entitled to vote may vote his or her shares in person or by proxy. A shareowner entitled to vote at an Annual Meeting or Special Meeting may authorize another person to act for the shareowner by appointing the person as proxy. Without limiting the manner in which a shareowner may appoint a proxy, a shareowner or the shareowner's authorized officer, director, employee, agent or attorney-in-fact may use any of the following as a valid means to make such an appointment:

            (a) Appointment of a proxy in writing by signing or causing the shareowner's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

      (b) Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareowner transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment. Unless otherwise provided, a proxy may be revoked any time before it is voted, either by appointing a new proxy in accordance with the Wisconsin Business Corporation Law or by oral notice given by the shareowner to the presiding officer during the meeting. The presence of a shareowner who has made an effective proxy appointment shall not itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.


      Section 3.9 VOTING OF SHARES. - Except as provided in the Articles of Incorporation or statute, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareowners.

      Section 3.10 VOTING OF SHARES BY CERTAIN HOLDERS. - Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into that person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, without a transfer of such shares into the trustee's name. The Corporation may request evidence of such fiduciary status with respect to the vote, consent, waiver, or proxy appointment.

      Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of the shares into such person's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

      A pledgee, beneficial owner, or attorney-in-fact of the shares held in the name of a shareholder shall be entitled to vote such shares. The Corporation may request evidence of such signatory's authority to sign for the shareholder with respect to the vote, consent, waiver, or proxy appointment.

      Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                                  ARTICLE IV
                              BOARD OF DIRECTORS

      Section  4.1  GENERAL   POWER.   -  The  business  and  affairs  of  the
Corporation shall be managed by its Board of Directors.

      Section 4.2 NUMBER.  CLASSES & TERM.  - The number of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of Directors that the Corporation would have if there were no vacancies, but shall not be less than nine (9) nor more than thirteen (13). The Directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. At each Annual Meeting, the successors to the class of Directors whose terms shall expire at the time of such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting, and until their successors are duly elected and qualified.

      Section 4.3 CHAIRPERSON OF THE BOARD. - The Chairperson of the Board if not designated as the Chief Executive Officer of the Company shall assist the Board in the formulation of policies and may make recommendations therefore. Information as to the affairs of the Company in addition to that contained in the regular reports shall be furnished to him or her on request. He or she may make suggestions and recommendations to the Chief Executive Officer regarding any matters relating to the affairs of the Company and shall be available for consultation and advice.

      Section 4.4 VICE CHAIRPERSON OF THE BOARD. - The Vice Chairperson of the Board shall assist the Board in the formulation of policies and make recommendations therefore. The Vice Chairperson shall have such other powers and duties as may be prescribed for him or her by the Chairperson of the Board or the Board of Directors. In the absence of or the inability of the Chairperson of the Board to act as Chairperson of the Board, the Vice Chairperson of the Board shall assume the powers and duties of the Chairperson of the Board.

      Section 4.5 QUALIFICATIONS AND REMOVAL. - No person who has attained seventy (70) years of age shall be eligible for election or re-election to the Board of Directors. Any Director who has attained seventy (70) years of age shall resign from the Board of Directors effective as of the next Annual Meeting. For a period of five (5) years following April 21, 1998, no person, except any of the initial Directors serving as such on April 21, 1998, who is an executive officer or employee of the Corporation or any of its subsidiaries shall be eligible to serve as a Director of the Corporation; provided, however, that any individual serving as Chief Executive Officer of the Corporation shall be eligible to serve as a Director of the Corporation. In the event the Chief Executive Officer resigns or retires from his or her office or employment with the Corporation, he or she shall simultaneously submit his or her resignation from the Board of Directors. In the event that the Chief Executive Officer is removed from his or her office by the Board of Directors, or is involuntarily terminated from employment with the Corporation, he or she shall simultaneously submit his or her resignation from the Board of Directors. In the event that a Director experiences a change in their principal occupation or primary business affiliation, the Director must submit their resignation from the Board to the Nominating and Governance Committee. The Nominating and Governance Committee shall recommend to the Board of Directors whether the Board should accept such resignation. If the Nominating and Governance Committee recommends acceptance of the resignation, an affirmative vote of two-thirds of the remaining Directors holding office is required to affirm the Nominating and Governance Committee's recommendation. A resignation may be tendered by any Director at any meeting of the shareholders or of the Board of Directors, who shall at such meeting accept the same.

      Section 4.6 REGULAR MEETINGS. - Regular meetings of the Board of Directors shall be held at such time and place as may be determined by the Board of Directors, but in no event shall the Board meet less than once a year.

      Section 4.7 SPECIAL MEETINGS. - Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any two (2) Directors. The Chief Executive Officer or Secretary may fix any place, either within or without the State of Wisconsin, whether in person or by telecommunications, as the place for holding any special meeting.

      Section 4.8 NOTICE; WAIVER. - Notice of any meeting of the Board of Directors, unless otherwise provided pursuant to Section 4.6, shall be given at least forty-eight (48) hours prior to the meeting by written notice delivered personally or mailed to each Director at such address designed by each Director, by telegram or other form of wire or wireless communication. The notice need not describe the purpose of the meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepared. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

      Section 4.9 QUORUM. - A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting to some other day without further notice.

      Section 4.10 MEETING PARTICIPATION. - (a) Any or all members of the Board of Directors, or any committee thereof, may participate in a regular or special meeting by, or to conduct the meeting through, the use of any means of communication by which any of the following occurs:

            1) All participating directors may simultaneously hear each other during the meeting.

            2) All communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

      (b) If a meeting is conducted by the means of communication described herein, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

      (c)   A   director   participating   in  a  meeting  by  means  of  such
            communication is deemed to be present in person at the meeting.

      Section 4.11 ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Directors of the Corporation or of any committee of the Board may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors or all of the members of the Committee of Directors, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and shall be filed with the Secretary of the Corporation to be included in the official records of the Corporation. The action taken is effective when the last Director signs the consent unless the consent specifies a different effective date.

      Section 4.12 PRESUMPTION OF ASSENT. - A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting or promptly upon arrival to the holding of or transacting business at the meeting, (b) the Director's dissent or abstention shall be entered in the minutes of the meeting, (c) the Director shall file a written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting, or (d) the Director shall file a written notice to the Secretary of the Corporation promptly after receiving the minutes of the meeting that the minutes failed to show the Director's dissention or abstention from the action taken. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

      Section 4.13 VACANCIES. - Except as provided below, any vacancy occurring in the Board of Directors or on any Committee of the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. For a period of time commencing on formation of Interstate Energy Corporation and expiring on the date of the third annual meeting of shareowners of the Corporation, the initially appointed IES, IPC and WPLH directors, each as a separate group, shall be entitled to nominate those persons who will be eligible to be appointed, elected or re-elected as IES, IPC and WPLH Directors. The Director or Directors so chosen shall hold office until the next election of the Class for which such Director or Directors shall have been chosen and until their successors shall have been duly elected and qualified.

      Section 4.14 COMPENSATION. - Compensation and expenses for attendance at a regular or special meeting of the Board of Directors, or at any committee meeting, shall be payable in such amounts as determined from time to time by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full time employees or officers of the Corporation shall not receive any compensation.

                                  ARTICLE V
                                  COMMITTEES

      Section 5.1 COMMITTEES. - The Board of Directors may, by resolution passed by a majority of the whole Board, designate from their number various Committees from time to time as corporate needs may dictate. The Committees may make their own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Committee may be authorized by the Board of Directors to perform specified functions, except  that a  committee  may  not do any  of the  following:  (a)  authorize distributions; (b) approve or propose to shareowners action that the Wisconsin Business Corporation Law requires to be approved by shareowners;
(c) fill vacancies on the Board of Directors, or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the Corporation's Articles of Incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareowner approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and
(h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors.

      Section 5.2 EXECUTIVE COMMITTEE. An Executive Committee is hereby established and shall consist of at least three (3) members, including the Chairman of the Board. The Executive Committee shall possess all the powers and authority of the Board of Directors when said Board of Directors is not in session, except for the powers and authorities set forth in Section 5.1.

      Section 5.3 AUDIT COMMITTEE. - An Audit Committee is hereby established and shall consist of at least three (3) Directors, all of whom shall be outside members of the Board of Directors. The members of the Committee shall be elected annually by a majority vote of the members of the Board of Directors. Said Committee shall meet at the call of any one of its members, but in no event shall it meet less than once a year. Subsequent to each such Committee meeting, a report of the actions taken by such Committee shall be made to the Board of Directors.

      Section 5.4 COMPENSATION AND PERSONNEL COMMITTEE - A Compensation and Personnel Committee is hereby established and shall consist of at least three
(3) Directors who are not and never have been officers, employees or legal counsel of the Company. The Chairperson and the members of the Compensation and Personnel Committee shall be elected annually by a majority vote of the members of the Board of Directors. Said Committee shall meet at such times as it determines, but at least twice each year, and shall meet at the request of the Chairman of the Board, the Chief Executive Officer, or any Committee member. Subsequent to each such Committee meeting, a report of the actions taken by such Committee shall be made to the Board of Directors.

      Section 5.5 NOMINATING AND GOVERNANCE COMMITTEE. - A Nominating and Governance Committee shall be established and shall consist of at least three
(3) Directors, all of whom shall be outside members of the Board of Directors. The Chairperson and the members of the Nominating and Governance Committee shall be elected annually by a majority vote of the members of the Board of Directors. Said Committee shall meet at the call of any one of its members, but in no event shall it meet less than once a year. Subsequent to each such Committee meeting, a report of the actions taken by such Committee shall be made to the Board of Directors.

                                  ARTICLE VI
                                   OFFICERS

      Section 6.1 OFFICERS. - The Board of Directors shall elect a Chief Executive Officer, a President, such number of Vice Presidents with such designations as the Board of Directors at the time may decide upon, a Secretary, a Treasurer and a Controller. The Chief Executive Officer may appoint such other officers and assistant officers as may be deemed necessary. The same person may simultaneously hold more than one such office.

      Section 6.2 TERM OF OFFICERS. - All Officers, unless sooner removed, shall hold their respective offices until their successors, willing to serve, shall have been elected but any Officer may be removed from Office at any time by the Board of Directors.

      Section 6.3 REMOVAL OF OFFICERS. - Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

      Section 6.4 CHIEF EXECUTIVE OFFICER. - Subject to the control of the Board of Directors the Chief Executive Officer designated by the Board of Directors shall have and be responsible for the general management and direction of the business of the Corporation, shall establish the lines of authority and supervision of the Officers and employees of the Corporation, shall have the power to appoint and remove and discharge any and all agents and employees of the Corporation not elected or appointed directly by the Board of Directors, and shall assist the Board in the formulation of policies of the Corporation. The Chairperson of the Board, if Chief Executive Officer, may delegate any part of his or her duties to the President, or to one or more of the Vice Presidents of the Corporation.

      Section 6.5 PRESIDENT. - The President, when he or she is not designated as and does not have the powers of the Chief Executive Officer, shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or be delegated to him or her by the Chairperson of the Board or the Chief Executive Officer.

      Section 6.6 VICE PRESIDENTS. - The Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board of Directors and the Chief Executive Officer. In the absence of or in the event of the death of the Chief Executive Officer and the President, the inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive officer and the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and the President. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chief Executive Officer and the President.

      Section 6.7 SECRETARY. - The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall be responsible for the custody and care of the corporate seal, corporate records and minute books of the Corporation, and of all other books, documents and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of the Secretary, or shall be placed in his or her custody by the Chief Executive Officer or by the Board of Directors. He or she shall also act as Secretary of all shareowners' meetings, and keep a record thereof. He or she shall, except as may be otherwise required by statute or by these bylaws, sign, issue and publish all notices required for meetings of shareowners and of the Board of Directors. He or she shall be responsible for the custody of the stock books of the Corporation and shall keep a suitable record of the addresses of shareowners. He or she shall also be responsible for the collection, custody and disbursement of the funds received for dividend reinvestment. He or she shall sign stock certificates, bonds and mortgages, and all other documents and papers to which his or her signature may be necessary or appropriate, shall affix the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him or her by the President or by the Board of Directors.

      Section 6.8 TREASURER. - The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation in such banks or trust companies as he or she shall designate and shall keep a proper record of cash receipts and disbursements. He or she shall be responsible for the custody of such books, receipted vouchers and other books and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of the Treasurer, or shall be placed in his or her custody by the President, or by the Board of Directors. He or she shall sign checks, drafts, and other paper providing for the payment of money by the Corporation for operating purposes in the usual course or business. He or she may, in the absence of the Secretary and Assistant Secretaries sign stock certificates. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him or her by the President or by the Board of Directors.

      Section 6.9 CONTROLLER. - The Controller shall be the principal accounting Officer of the Corporation. He or she shall have general supervision over the books of accounts of the Corporation. He or she shall examine the accounts of all Officers and employees from time to time and as often as practicable, and shall see that proper returns are made of all receipts from all sources. All bills, properly made in detail and certified, shall be submitted to him or her, and he or she shall audit and approve the same if found satisfactory and correct, but he or she shall not approve any voucher unless charges covered by the voucher have been previously approved through work orders, requisition or otherwise by the head of the department in which it originated, or unless he or she shall be otherwise satisfied of its propriety and correctness. He or she shall have full access to all minutes, contracts, correspondence and other papers and records of the Corporation relating to its business matters, and shall be responsible for the custody of such books and documents as shall naturally belong in the custody of the Controller and as shall be placed in his or her custody by the President or by the Board of Directors. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him or her by the President or by the Board of Directors.

      Section 6.10 ASSISTANT OFFICERS. - The Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and other Assistant Officers shall respectively assist the Secretary, Treasurer, Controller, and other Officers of the Corporation in the performance of the respective duties assigned to such principal Officer, and in assisting his or her principal Officer each assistant Officer shall to that extent and for such purpose have the same powers as his or her principal Officer. The powers and duties of any such principal Officer shall temporarily devolve upon an assistant Officer in case of the absence, disability, death, resignation or removal from office of such principal Officer.

                                 ARTICLE VII
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 7.1 CERTIFICATES FOR SHARES. - Each certificate representing shares of the Corporation shall state upon the fact (a) that the Corporation is organized under the laws of the State of Wisconsin, (b) the name of the person to whom issued, (c) the number and class of shares, and the designation of the series, if any, which such certificate represents, and (d) the par value of each share, if any, and each such certificate shall otherwise be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, or the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and shall be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent and registrar. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person where an officer or employee or agent at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified.

      All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 7.2. TRANSFER OF SHARES. - Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person's legal representative, who shall furnish proper evidence of authority to transfer, or authorized attorney, by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

      Subject to the provisions of Section 3.10 of Article III of these Bylaws, the person in whose name shares stand on the books of the Corporation shall be treated by the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including (without limitation) a purchaser, assignee or transferee of such shares, or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Except as provided in said Section 3.10 hereof, no such purchaser, assignee, transferee or other person shall be entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine the complete record of the shareholders entitled to vote at meetings, or to own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

      Section 7.3 LOST, DESTROYED OR STOLEN CERTIFICATES. - When the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Corporation and (c) satisfies such other reasonable requirements as may be provided by the Corporation.

      Section 7.4 STOCK REGULATIONS. - The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.

                                 ARTICLE VIII
            INDEMNIFICATION AND LIABILITY OF DIRECTOR AND OFFICERS

      Section 8.1 INDEMNIFICATION. - The Corporation shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors, Officers, employees and agents against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director, Officer, employee or agent is a Party because he or she is or was a Director, Officer, employee or agent of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director, Officer, employee or agent may be entitled under any written agreement, Board resolution, vote of shareowners, the Wisconsin Business Corporation Law or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses under this Section 8.1 by the purchase of insurance on behalf of any one or more of such Directors, Officers, employees or agents, whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director, Officer, employee or agent under this
Section 8.1. All capitalized terms used in this Article VIII and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

                                  ARTICLE IX
                                MISCELLANEOUS

      Section 9.1 FISCAL YEAR. - The fiscal year of the Corporation shall be the calendar year.

      Section 9.2 DIVIDENDS. - Subject to the provisions of law or the Articles of Incorporation, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation payable out of surplus (whether earned or paid-in) or profits as and when they deem expedient. Before declaring any dividend there may be set apart out of surplus or profits such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

      Section 9.3 CONTRACTS, CHECKS, DRAFTS, DEEDS, LEASES AND OTHER INSTRUMENTS. - All contracts, checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. The Board may authorize by resolution any officer or officers to enter into and execute any contract or instrument of indebtedness in the name of the Corporation, and such authority may be general or confined to specific instances. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Treasurer may authorize.

      All contracts, deeds, mortgages, leases or instruments that require the corporate seal of the Corporation to be affixed thereto shall be signed by the President or a Vice President, and by the Secretary, or an Assistant Secretary, or by such other officer or officers, or person or persons, as the Board of Directors may be resolution prescribe.

      Section 9.4 VOTING OF SHARES OWNED BY THE CORPORATION. - Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chief Executive Officer of the Corporation, if present, or if absent by any other officer of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or if absent, of any officer, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive
Officer or one of the officers of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

                                  ARTICLE X
                        AMENDMENT OR REPEAL OF BYLAWS

      Section 10.1 AMENDMENTS BY BOARD OF DIRECTORS. - Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareowners in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.

      Section 10.2 IMPLIED AMENDMENT. - Any action taken or authorized by the shareowners or by the Board of Directors which would be inconsistent with the Bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.




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    I,__________________  , do hereby  certify  that I am the duly  elected and acting _______________ Corporate Secretary of Wisconsin Power and Light Company, a Wisconsin corporation, organized under the laws of the State, and that I have access to the corporate records of said Company, and as such officer, I do further certify that the foregoing Bylaws were adopted as of March 15, 2000.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Company this ____________ day of ___________________,
_______.




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